Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Joint Information Statement/Prospectus included in this Registration Statement on Form S-4 being filed by OmniReliant Holdings, Inc. of our report dated October 14, 2008, with respect to the Consolidated Financial Statements of OmniReliant Holdings, Inc. for the years ended June 30, 2008 and 2007. We also consent to the related reference to our firm under the caption “Experts” in the Joint Information Statement/Prospectus included in this Registration Statement.

Tampa, Florida
February 11, 2009